Exhibit 10.12

This EMPLOYMENT AGREEMENT (this "Agreement"), dated as of May 1, 2017 and among Broadway Financial Corporation, ("BFC"), Broadway Federal Bank, f.s.b. e "Bank" and, together with BFC, the "Company"), and Norman "Sandy" Bellefeuille e "Executive"). The term Company shall refer to BFC in respect of Executive's services BFC and to the Bank in respect of the Executive's services to the Banlc WHEREAS, the Executive has served as a senior executive officer of the Company the Bank since July 9, 2012; and WHEREAS, the Company desires to continue to retain the Executive to serve as ior Vice President, Chief Loan Officer of the Company on the terms and conditions set h in this Agreement, and the Executive desires to provide such services on such terms conditions. NOW, THEREFORE, in consideration of the terms and mutual covenants herein for other good and valuable consideration, the parties hereto agree as follows: 1. Services, Duties and Responsibilities. (a) The Company hereby agrees to employ the Executive as its Senior e President, Chief Loan Officer during the service period fixed by Section 4 hereof (the rvice Period"). The Executive shall report to the President and Chief Executive Officer FC (the "Chief Executive Officer") (or such other senior executive officer designated he Board of Directors of BFC, in which case the term Chief Executive Officer shall n such other designated senior executive officer), and shall have such duties and onsibilities as are consistent with the position of a senior vice president and chief loan cer of a bank and holding company of similar size and complexity as the Company (the r vices"). The Executive's principal work location shall be at the Company's principal cutive offices, provided, that the Executive may be required to travel as reasonably ssary in order to perform the Executive's duties and responsibilities hereunder. (b) During the Service Period, excluding any periods of vacation and leave to which the Executive is entitled, the Executive shall devote substantially all of Executive's working time, energy and attention to the performance of his duties and onsibilities hereunder and shall faithfully and diligently endeavor to promote the ness of the Company. During the Service Period, the Executive may not, without the r written consent of the Chief Executive Officer, directly or indirectly, operate, cipate in the management, operations or control of, or act as an executive, officer, ultant, agent or representative of, any type of competitive business or service, ided that the Executive may, to the extent not otherwise prohibited by this Agreement, te such amount of time as does not interfere with the performance of the Executive's s under this Agreement to engaging in community and charitable activities.

2. Compensation.

(a) Base Salary. During the Service Period, the Executive shall be paid an annual base salary of $248,044.00 for the Executive's Services hereunder, payable in accordance with the normal and customary payroll procedures applicable to the Company's senior executives. The Executive's base salary shall be subject to increase [but not decrease], as determined by the compensation committee of the Board of Directors of BFC (the "Board") in its discretion (such base salary, as in effect from time to time, the "Base Salary").

(b) Changes in Compensation and Benefits. The payment or accrual of bonuses, and the grant and vesting of any equity incentive awards, pursuant to Section 2(c) below or otherwise shall in all events be subject to EESA and the Interim Final Rule (both as defined in Section 11(a) hereof).

(c) Equity Incentives. The Executive shall be entitled to participate in the Bank's Employee Stock Ownership Plan (the "ESOP") in accordance with its terms. In addition, the Executive shall be eligible for equity-based awards pursuant to BFC's Amended and Restated 2008 Long-Term Incentive Plan ("2008 Long Term Plan") of such types and in such amounts as shall be determined by the compensation committee of the Board (or the Board, in the absence of the compensation committee) based on the Executive's performance for the preceding year. Each of such awards shall vest and, in the case of any stock options, become exercisable, to the extent of twenty percent (20%) of the shares covered thereby, on the first anniversary of the date of grant, and an additional twenty percent (20%) of the shares covered thereby on each subsequent anniversary of the date of grant, provided that vesting will cease upon termination of Executive's Services, all as more specifically set forth in the 2008 Long-Term Plan or applicable award agreement. Any stock options granted to the Executive pursuant to the 2008 Long-Term Plan shall be exercisable by the Executive or the Executive's estate, legal representative or heirs for a period of twelve (12) months after termination of the Service Period due to Executive's death or Disability, all as more specifically set forth in the 2008 Long-Term Plan or the applicable Award Agreement.

(d) Other Benefits. Except as otherwise provided herein, the Executive shall be eligible to participate in all employee benefit plans and arrangements of the Company applicable to other senior executive officers, including, without limitation, the Bank's incentive compensation plan, the Company's 401(k) Plan with continuation of the Company's current employee contribution matching policy, and medical, dental, life and long-term disability insurance programs.

(e) Vacation. The Executive shall be entitled paid vacation in accordance with the Company's vacation policy; provided, that the Executive shall be entitled to not less than twenty (20) days of vacation in each calendar year (or an appropriately pro-rated portion thereof for partial years). The Executive shall be permitted to accrue permitted vacation days at such rate and carry over a maximum of fifteen (15) days of such accrued unused vacation from year to year.

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(f) Automobile Allowance. The Company will provide the Executive with an automobile allowance in the amount of $800.00 per month during the Service Period, payable in accordance with the normal and customary practices applicable to the Company's senior executives.

3. Reimbursement for Expenses.

(a) Business Expenses. The Company shall promptly reimburse the Executive for all reasonable out-of-pocket business expenses, including, without limitation, travel expenses incurred by the Executive in connection with carrying out his responsibilities under this Agreement during the Service Period upon presentation of appropriate vouchers, receipts or other satisfactory evidence thereof and otherwise in accordance with applicable Company policies.

(b) Memberships. The Company shall pay or reimburse the Executive for trade membership dues and fees during the Service Period in accordance with the Company's policies and procedures as in effect from time to time.

4. Service Period.

(a) Term. The "Service Period" during which the Executive shall perform the Services for the Company pursuant to this Agreement means the period commencing on the date hereof and, subject to extension as set forth below, expiring at the close of business on the third (3rd) anniversary of the date hereof in the year 2020. Prior to December 31 of each calendar year during the Service Period, the Chief Executive Officer (or his designee) shall review the Executive's performance, shall discuss the results of such review with Executive and promptly shall inform the Executive in writing whether the Board proposes to extend the Service Period for an additional year, and the results thereof shall be included in the minutes of the Board's meeting at which the same has been considered. If the Chief Executive Officer (or his designee) informs the Executive that the Board proposes to extend the Service Period, and the Executive accepts such proposal, the Service Period shall be extended to end on the anniversary of the date hereof that occurs in the year immediately following the expiration date of the then existing Service Period. Notwithstanding the foregoing, nothing herein shall bar the parties from (a) extending the Service Period under this Agreement by mutual agreement or (b) continuing the Executive's employment by the Company without extension of this Agreement, subject to Section 4(b)(iii) below.

(b) Termination. Notwithstanding the foregoing, the Service Period may be terminated at any time upon the earliest to occur of the following events or any of the events identified in Section 7 hereof:

(i) Death or Disability. The Service Period shall terminate upon the Executive's death or Disability. For this purpose, "Disability" means that either (A) the Executive is deemed disabled for purposes of any group or individual long-term disability policy maintained by the Company that covers the Executive, or (B) in the good

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faith judgment of the Board, the Executive is substantially unable to perform the Executive's duties under this Agreement for more than one hundred twenty (120) days, whether or not consecutive, in any twelve (12)-month period, by reason of a physical or mental illness or injury.

(ii) Termination for Cause by the Company. The Company may terminate the Service Period for Cause at any time effective upon written notice to the Executive. For purposes of this Agreement, the term "Cause" shall mean the termination of the Service Period on account of (A) the Executive's failure to substantially perform the Executive's duties hereunder or as reasonably assigned to the Executive by the Chief Executive Officer or the Board and consistent with the Executive's obligations hereunder and Executive shall not have cured such failure (as determined in the reasonable judgment of the Chief Executive Officer or the Board) within thirty (30) days after written notice from the Chief Executive Officer (or his designee); (B) the Executive's material breach of this Agreement or any material written policy of the Company and failure of the Executive to have cured such breach (as determined in the reasonable judgment of the Board) within thirty (30) days after written notice from the Chief Executive Officer (or his designee); (C) the Executive's willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or entry of a final cease-and-desist order against the Executive; (D) conviction of a felony or a plea of nolo contendere to a felony; or (E) conduct by the Executive constituting a misdemeanor involving a Disqualifier (as defined below) by the Executive. "Disqualifier" means (i) fraud, moral turpitude, dishonesty, breach of fiduciary duty involving personal profit, organized crime or racketeering; (ii) willful violation of securities or commodities laws or regulations; (iii) willful violation of depository institution laws or regulations; (iv) willful violation of housing authority laws or regulations arising from the operations of the Bank; or (v) willful violation of the rules, regulations, codes of conduct or ethics of a self-regulatory trade or professional organization. Notwithstanding the foregoing, the Executive shall not be deemed terminated for Cause unless and until there shall have been delivered to the Executive a copy of the resolution duly adopted by the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive) and an opportunity for the Executive , together with counsel, to be heard before the Board), finding that, in the good faith of the Board, the Executive's conduct justified termination for Cause and specifying the particulars thereof in reasonable detail.

(iii) Termination without Cause by the Company. The Company may terminate the Service Period without Cause. For the avoidance of doubt, "termination without Cause" includes, without limitation, the failure by the Company for whatever reason to extend the Service Period pursuant to Section 4(a), except if the Executive refuses in writing to accept the then one (1) year extension of the Service Period.

(iv) Termination by the Executive for Good Reason. The Executive may terminate the Service Period for Good Reason within ninety (90) days following the initial existence of the circumstances giving rise to Good Reason, subject to the terms and conditions of this Section 4(b)(iv). For purposes of this Agreement, the term "Good Reason" shall mean, unless the Executive shall have consented in writing thereto,

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(i) the Executive's demotion, loss of title in part or in whole, loss of office, or reduction of authority, (ii) a reduction in the Executive's base salary, (iii) relocation of the Executive's primary work location more than twenty (20) miles from 5055 Wilshire Boulevard, Los Angeles, California, (iv) a material diminution of the Executive's responsibilities, or (v) any material breach of this Agreement by the Company, including, without limitation, the failure to pay the Executive any amount when due and payable, pursuant to this Agreement, except in the event of a bona fide dispute regarding reimbursement of business expenses, provided, that the Executive shall have delivered written notice to the Company, within thirty (30) days of the initial existence of the circumstances giving rise to Good Reason, of the Executive's intention to terminate the Service Period for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Executive's right to terminate the Service Period for Good Reason, and the Company shall not have cured such circumstances within thirty (30) days following the Company's receipt of such notice; provided, however, any breach by the Company of a payment obligation hereunder must be cured within five (5) days (rather than the foregoing 30 days) following the Company's receipt of such notice. If, following such thirty (30)-day period (or such five (5)-day period, as applicable), the Company has not cured such circumstances and the Executive decides to proceed with the termination of the Service Period for Good Reason, such a termination will be effected by providing the Company with a Notice of Termination, which Notice of Termination shall be effective as of the date given, without any further right to cure by the Company.

(v) Voluntary Termination by the Executive. The Executive may voluntarily terminate the Service Period (other than for Good Reason), provided that the Executive gives notice to the Company of the Executive's intent to terminate the Service Period at least sixty (60) days in advance of the Date of Termination.

5. Termination Procedure.

(a) Notice of Termination. Any termination of the Service Period by the Company or by the Executive (other than a termination on account of the Executive's death) shall be communicated by written "Notice of Termination" to the other party in accordance with Section 14(a) hereof. The Notice of Termination must indicate the specific termination provision in this Agreement the party giving such notice believes to describe the circumstances applicable to such termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under such provision.

(b) Date of Termination. "Date of Termination" shall mean (i) if the Service Period expires pursuant to Section 4(a) hereof, the date on which the expiration of the Service Period occurs; (ii) if the Service Period is terminated due to the Executive's death or Disability, the date of the Executive's death or the date on which the Notice of Termination is received by the Executive that the Board made its determination of Disability in accordance with Section 4(b)(i)(A) or (B) hereof; (iii) if the Company terminates the Service Period for Cause, the date on which the Notice of Termination is received by the Executive; (iv) if the Executive terminates the Service Period for Good

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Reason, the date on which the Notice of Termination is given by the Executive (or such earlier date as may be agreed to by the Company); (v) if the Executive voluntarily terminates the Service Period (other than for Good Reason), the date specified in the Notice of Termination, which date shall be no earlier than sixty (60) days after the date such notice is given pursuant to Section 4(b)(v) hereof, unless otherwise agreed to by the parties; and (vi) if the Service Period is terminated for any other reason, the date on which a Notice of Termination is received or any later date (within 30 days, or any alternative time period agreed upon by the parties, after the giving of such notice) as set forth in such Notice of Termination. Notwithstanding the foregoing, if the party receiving a Notice of Termination notifies the other party that a dispute exists concerning the appropriate characterization of the subject termination for purposes of determining the Executive's entitlement to Accrued Obligations and Severance Payments, and any other benefits hereunder, the Date of Termination shall be the date on which the dispute shall be finally resolved whether by mutual agreement of the parties, by a binding arbitration award, or by a final non-appealable judgment or order by a court of competent jurisdiction, provided that nothing herein modifies the mandatory arbitration provisions set forth in Section 10 hereof.

(c) Continuation of Payment. The Company shall continue to pay the Executive's full compensation in effect when the Notice of Termination giving rise to the dispute described in subsection (b) above was given (including, but not limited to, the Executive's then Base Salary) and continue the Executive as a participant in all employee benefit plans and arrangements of the Company in which the Executive was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section 5(c) shall not be offset against, or reduce, any other amounts due to the Executive pursuant to this Agreement.

6. Rights and Obligations Upon Termination of the Service Period.

(a) Termination by the Company for Disability or without Cause, or by the Executive for Good Reason. In the event of the termination of the Service Period by the Company for Disability or without Cause, or termination of the Service Period by the Executive for Good Reason, and to the extent permitted by applicable law and regulations, including, without limitation, those referred to in Section 11 hereof, the Company shall pay the Executive, and the Executive shall be entitled to: (i) any unpaid portion of the Base Salary through the Date of Termination; (ii) any unreimbursed business expenses in accordance with Section 3(a) hereof; (iii) the rights set forth in the 2016 Stock Option Agreement, and any subsequent equity incentive awards granted pursuant to the 2008 Long-Term Plan, as the same may be amended, or any other similar plan adopted by BFC; and (iv) any vested benefits to which the Executive is entitled under the terms of the Company's employee benefit plans and programs, including, without limitation, the ESOP, subject to the terms of such plans and programs (collectively the "Accrued Obligations"). In addition, the Company shall continue to pay the Executive's monthly Base Salary (i.e., one-twelfth (1/12th) of Executive's annual Base Salary in effect as of the date immediately preceding the date of termination of employment, or the date immediately prior to the initial existence of circumstances giving rise to Good Reason, as applicable) for (i) thirty (30) months (the "Severance Period") regardless of the then remaining portion of the

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installment for purposes of Section 409A ofthe Code) commencing with the first month following the Date of Termination and (ii) the Company shall continue d Severance Period to pay the automobile allowance provided for in Sections 2(f) he shall continue to pay the Executive for life, long-term disability, medical an insurance premiums in the manner consistent with the Company's obligations such payments pursuant to Section 2(d) (the payments described in (i) and (i collectively referred to herein as the "Severance Payments"). All Severance Payme be payable in accordance with normal and customary payroll procedures applicab Company's senior executives, subject to Section 6(d) hereof. Notwithstand foregoing provisions of this Section 6(a): (i) the Executive's entitlement to the Se Payments shall be subject to and conditioned upon the Executive delivering Company an Irrevocable Release not later than sixty (60) days after the dat Executive's termination of employment; (ii) if such 60-day periodfollow Executive's termination of employment begins in one calendar year and ends in the Severance Payments shall, to the extent required in order to comply with Sectio of the Internal Revenue Code of 1986, as amended (the "Code"), commence on payroll date following the later of(A) the end of the calendar year in which the Exe termination of employment occurs or (B) the date the Executive satisfies the Irre Release requirement; and (iii) the Executive's entitlement to the Severance Payme be subject to and conditioned upon the Executive complying in all material respe Sections 8 and 9 of this Agreement. "Irrevocable Release" means a mutual general of claims in the form affixed hereto marked Exhibit A (except with the date of term of employment, the date of such Irrevocable Release and other indicated informatio in) that has been executed by the Executive and for which the revocation period un Discrimination in Employment Act of 1967, as amended, and the terms of the relea expired. For the avoidance of doubt, this Section 6(a) shall be subject to the limita Section 11 of this Agreement. (b) Death. If the Service Period is terminated as a result Executive's death, the Executive or the Executive's estate or beneficiaries, as the ca be, shall be entitled to solely the Accrued Obligations. (c) Termination by the Comoanv for Cause or by the Ex Voluntarily. If the Service Period is terminated by the Company for Cause or vol by the Executive (other than for Good Reason), the Executive shall be entitled to so Accrued Obligations. (d) Change in Control. (i) In the event that the employment of the Executive Company is terminated by the Company without Cause or by the Executive fo Reason at any time within two (2) years after a Change in Control (but only if such in Control also constitutes a "change in control event" within the meaning of Trea determined using a discount rate equal to the Applicable Federal Rate (as defined below) in effect at the time of such determination, of all of the payments provided for in Section 6(a), within ten (10) days of such termination. As used herein the term "Applicable Federal Rate" means the rate set forth from time to time in Table 1 of the Applicable Federal Rate Rulings of the Internal Revenue Service, or any official successor publication, for debt instruments maturing within three years and having annual compounding.

(ii) As used herein, the term "Change in Control" shall mean an event with respect to the Company of a nature that (i) would be required to be reported in response to Item 5.01 of a current report filed on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on the date of this Agreement; or (ii) results in any person acquiring control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933, as amended, and the rules and regulations Board of Governors of the Federal Reserve System (the "FRB") thereunder, (provided, that in applying the definition of change in control as set forth under such rules and regulations, the Board shall substitute its judgment for that of the FRB); and, without limitation, such an acquisition of control shall be deemed to have occurred at such time as (A) any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations of the Securities and Exchange Commission (the "SEC") thereunder, including any such persons that may be deemed to be acting in concert with respect to the Bank or the Company, or the acquisition, ownership or voting of Bank or Company securities) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act and the regulations of the SEC thereunder, directly or indirectly, of securities of the Bank or the Company representing fifty percent (50%) or more of the Bank's or the Company's outstanding securities except for any securities purchased by any tax qualified employee benefit plan of the Company or the Bank; or (B) individuals who constitute the Board as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters (3/4) of the directors then comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though such person were a member of the Incumbent Board; or (C) a plan of liquidation, reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or the Company is not the resulting entity is approved by the Board and the stockholders of the Company or otherwise occurs; or (D) solicitations of stockholders of the Company, by someone other than the Incumbent Board of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or a similar transaction with one or more corporations as a result of which the outstanding shares of the Company's voting common stock are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (E) a tender offer is made for twenty percent (20%) or more of the voting securities of the Bank or the Company.

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7. Other Termination Provisions.

(a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Company's affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) or (g)(1)), the Company's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed or otherwise withdrawn, the Company shall (but subject in all events to the requirements of Section 409A of the Code) (i) pay the Executive all of the compensation withheld while the Company's obligations under this Agreement were suspended, and (ii) reinstate all of its obligations which were suspended.

(b) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Company's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive shall not be affected.

(c) If the Company is in default (as the term "default" is defined in section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive shall not be affected.

8. Non-Solicitation.

(a) During the period of the Executive's employment by the Company, whether pursuant to this Agreement or otherwise, and for the twelve (12) -month period following the termination of the Executive's employment with the Company for any reason, the Executive will not, without the written consent of the Company, directly or indirectly:

(i) influence or attempt to influence any customer of the Company or any of its affiliates to discontinue its use of the Company's (or such affiliate's) services or to divert such business to any other person, firm or corporation; provided, however, a broad and general advertisement or solicitation not specifically targeting or intending to target customers of the Company or any of its affiliates shall not be deemed a violation of this Section 8; or

(ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company or any of its affiliates and any of its respective employees, customers, suppliers, principals, distributors, lessors or licensors. Efforts by the Executive, whether direct or indirect, (A) to solicit or assist any other person or entity in soliciting any employee of the Company or any of its affiliates to perform services for any entity (other than the Company or any of its affiliates) or (B) to encourage any employee of the Company, or any of its affiliates to leave their employment with the Company or any of its affiliates shall be in violation of this Section 8. A person's response

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target employees of the Company or any of its affiliates shall not be deemed a violatio this Section 8. In the event the Executive materially breaches any of the provision (b) ntained in Section 8(a) hereof and the Company seeks compliance with such provision judicial proceedings, the time period during which the Executive is restricted by suc ovisions shall be extended by the time during which the Executive has been in violatio any such provision and any period of litigation required to enforce the Executive' ligations under this Agreement. (c) The Executive and the Company intend that Section 8 of thi reement be enforced as written. However, if one or more of the provisions contained in ction 8 shall for any reason be held to be unenforceable because of the duration or scop such provision or the area covered thereby, the Executive and the Company agree tha court making such determination shall have the full power to reform, by "blu nciling" or any other means, the duration, scope and/or area of such provision and in its ormed form such provision shall then be enforceable and shall be binding on the parties 9. Confidentiality; Non-Disclosure. (a) The Executive hereby agrees that, during the Service Period and reafter, he will hold in strict confidence any proprietary or Confidential Information ted to the Company or any of its affiliates. For purposes of this Agreement, the term onfidential Information" shall mean all information of the Company or any of its liates (in whatever form) that is not generally known to the public, including without itation any inventions, processes, methods of distribution, customer lists or trade rets.Nothing herein prohibits the Executive from reporting possible violations of eral law or regulation to any federal, state or local governmental agency, commission or ity (collectively, "Governmental Agencies"), including, but not limited to, the partment of Justice, the Securities and Exchange Commission, the Congress, and the pector General, or making other disclosures that are protected under the whistleblower visions of federal law or regulations. Moreover, nothing herein limits the Executive's ity to communicate with any Governmental Agencies or otherwise participate in any estigation or proceeding that may be conducted by any Governmental Agency. (b) The Executive hereby agrees that upon the termination of the vice Period, the Executive shall not take, without the prior written consent of the mpany, any business plans, strategic plans or reports or other document (in whatever m) of the Company or any of its affiliates, which is of a confidential nature relating to Company or any of its affiliates. 10. Arbitration; Injunctive Relief. (a) Except for claims for injunctive relief pursuant to Section IO(b)

forth in Addendum A affixed hereto and incorporated by reference herein. This Section 10(a) shall not preclude parties from seeking provisional remedies in aid of arbitration from a court having appropriate jurisdiction, nor shall it limit the rights of the Company set forth in Section 10(b) hereof.

(b) The parties hereto agree that it would not be possible to measure in money the damages that would be suffered by the Company and its affiliates in the event that the Executive were to breach any of the restrictive covenants set forth in Sections 8 and 9 hereof (the "Restrictive Covenants"). In the event that the Executive breaches any of the Restrictive Covenants, the Company shall be entitled to an injunction restraining the Executive from violating such Restrictive Covenants (without posting any bond). If the Company shall institute any action or proceeding to enforce any such Restrictive Covenant, the Executive hereby waives the claim or defense that the Company or any of its affiliates has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Company or any of its affiliates has an adequate remedy at law.

11. TARP and Golden Parachute Restrictions.

(a) Notwithstanding anything herein to the contrary: (i) any payments made to the Executive pursuant to this Agreement or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and 12 C.F.R. Part 359 regarding golden parachute and indemnification payments; (ii) no annual bonus, incentive compensation, severance pay, or golden parachute payments or benefits shall be paid, provided, or accrued under this Agreement or otherwise to the extent it would violate Section 111 of Emergency Economic Stabilization Act of 2008, as amended ("EESA"), and the Interim Final Rule (as hereinafter defined); (iii) no payment or benefit shall be paid or provided under this Agreement or otherwise to the extent that it would violate any agreement between or among the Company and the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency or any other governmental entity or agency, provided that the Company shall use commercially reasonable efforts to negotiate the authority and right to make all payments and provide all benefits to the Executive as and when contemplated by this Agreement; and (iv) subject to, and in accordance with, the interim final rule promulgated pursuant to Sections 101(a), 101(c)(5), and 111 of EESA (the "Interim Final Rule"), the Executive shall be required to repay to the Company the amount of any bonus payment (as defined in the Interim Final Rule) made during the TARP period (as defined in the Interim Final Rule) to the extent that the bonus payment was based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues, or gains) or any other materially inaccurate performance metric criteria.

(b) In the event that the amounts and benefits payable pursuant to this Agreement, when added to other amounts and benefits which may become payable to the Executive by the Company and any affiliated company, are such that the Executive becomes subject to the excise tax provisions of Section 4999 of the Code relating to "excess parachute payments" as defined for purposes of Section 280G of the Code, the

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Company shall pay the Executive such additional amount or amounts as will result in the Executive's retention of a net amount, after the payment of all federal, state and local excise, employment and income taxes on such payments and the value of such benefits, equal to the net amount the Executive would have retained had the initially calculated payment and benefits not been subject to such excise tax provisions. For purposes of the preceding sentence, the Executive shall be deemed to be subject to the highest marginal federal, relevant state and relevant local tax rate applicable to an individual resident in Los Angeles, California. All calculations required to be made under this subsection shall be made by the Company's independent public accountants, subject to the right of Executive's representative to review the same. All such amounts required to be paid by this Section shall be paid at the time any withholding may be required by the Company, or any taxes may be required to be paid by the Executive, under applicable law, and any additional amounts to which the Executive may be entitled shall be paid or reimbursed no later than fifteen (15) days following confirmation of such amount by the Company's independent public accountants. In the event any amounts paid hereunder are subsequently determined to be in error, due to estimates required for calculation of such payments being proving to be inaccurate or otherwise, the parties hereto agree to reimburse each other to correct such error, as appropriate, and to pay interest thereon at the applicable federal rate (as determined pursuant to Code Section 1274) for the period of time such erroneous amount remained outstanding and unreimbursed. The parties hereto recognize that the actual implementation of the provisions of this Section 11(b) are complex and agree to deal with each other in good faith to resolve any questions or disagreements arising with respect hereto.

12. Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Code (including the exceptions thereto), to the extent applicable, and the parties' Agreement shall be interpreted in accordance with such requirements. If any provision contained in the Agreement conflicts with the requirements of Section 409A of the Code (or the exemptions intended to apply under the Agreement), the Agreement shall be deemed to be reformed to comply with the requirements of Section 409A of the Code (or the applicable exemptions thereto). Notwithstanding anything to the contrary herein, for purposes of determining the Executive's entitlement to the Severance Payments, (i) the Service Period shall not be deemed to have terminated unless and until the Executive incurs a "separation from service" as defined in Section 409A of the Code, and (ii) the term "Date of Termination" shall mean the effective date of the Executive's separation from service. Reimbursement of any expenses provided for in this Agreement shall be made promptly upon presentation of documentation in accordance with the Company's policies (as applicable) with respect thereto as in effect from time to time (but in no event later than the end of calendar quarter following the year such expenses were incurred); provided, however, in no event shall the amount of expenses eligible for reimbursement hereunder during a calendar year affect the expenses eligible for reimbursement in any other taxable year. Notwithstanding anything to the contrary herein, if a payment or benefit under this Agreement is due to a "separation from service" for purposes of the rules under Treas. Reg. § 1.409A-3(i)(2) (payments to specified employees upon a separation from service) and the Executive is determined to be a "specified

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employee" (as determined under Treas. Reg. § 1.409A-1(i) and related Company procedures), such payment shall, to the extent necessary to comply with the requirements of Section 409A of the Code, be made on the later of (x) the date specified by the foregoing provisions of this Agreement or (y) the date that is six (6) months after the date of the Executive's separation from service (or, if earlier, the date of the Executive's death). Any installment payments that are delayed pursuant to this Section 12 shall be accumulated and paid in a lump sum on the first day of the seventh month following the Date of Termination (or, if earlier, upon the Executive's death) and the remaining installment payments shall begin on such date in accordance with the schedule provided in this Agreement. The Severance Payments are intended not to constitute deferred compensation subject to Section 409A of the Code to the extent such Severance Payments are covered by (i) the "short-term deferral exception" set forth in Treas. Reg. § 1.409A-1(b)(4), (ii) the "two times severance exception" set forth in Treas. Reg. § 1.409A-1(b)(9)(iii), or (iii) the "limited payments exception" set forth in Treas. Reg. § 1.409A-1(b)(9)(v)(D). The short-term deferral exception, the two times severance exception and the limited payments exception shall be applied to the Severance Payments in order of payment in such manner as results in the maximum exclusion of such Severance Payments from treatment as deferred compensation under Section 409A of the Code. Each installment of the Severance Payments shall be deemed to be a separate payment for purposes of Section 409A of the Code.

13. Legal Fees. The Company shall promptly reimburse the Executive for his reasonable legal fees incurred in connection with the negotiation and preparation of this Agreement.

14. Miscellaneous.

(a) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and shall be deemed to be given when delivered personally or one (1) day after it is sent by a reputable overnight courier service (with evidence of delivery) and, in each case, addressed as follows (or if it is sent through any other method agreed upon by the parties):

If to BFC:

Broadway Financial Corporation
Attn: Chief Executive Officer
5055 Wilshire Boulevard, Suite 500
Los Angeles, CA 90036

If to the Bank:

Broadway Federal Bank, f.s.b.
Attn: Chief Executive Officer
5055 Wilshire Boulevard, Suite 500
Los Angeles, CA 90036

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Norman Bellefeuille 1527 Lori Court Redlands, CA 92374 to such other address as any party hereto may designate by notice to the others. (b) This Agreement together with the Broadway Financial Corporation ward Agreement dated February 24, 2016 (the "2016 Stock Option Agreement"), and the hts of the Executive pursuant to the ESOP shall constitute the entire agreement among parties hereto with respect to the subject matter hereof, and supersede and replace any d all prior understandings or agreements with respect to the subject matter hereof. (c) Only an instrument in writing signed by the parties hereto may end this Agreement, and any provision hereof may be waived only by an instrument in iting signed by the party or parties against whom or which enforcement of such waiver is ght. The failure of any party hereto at any time to require the performance by any other ty hereto of any provision hereof shall in no way affect the full right to require such formance at any time thereafter, nor shall the waiver by any party hereto of a breach of y provision hereof be taken or held to be a waiver of any succeeding breach of such vision or a waiver of the provision itself or a waiver of any other provision of this reement. (d) In the event that any provision is determined to be invalid or nforceable, in whole or in part, such determination shall in no way affect any other visions of this Agreement, or the validity or enforcement of the remainder of this reement, and any provisions(s) thus affected shall be modified to the extent necessary to ng the affected provision(s) within the applicable requirements of the then-current law. (e) The Company shall use its commercially reasonable efforts to nge for any successor (whether direct or indirect, by purchase, merger, consolidation or erwise) to all or substantially all of the business and/or assets of the Company to assume Agreement in the same manner and to the same extent that the Company would have n required to perform it if no such succession had taken place. As used in this eement, the term "Company" shall mean the Company and any such successor (or cessors) that assumesthis Agreement,by operationof law or otherwise. withstanding the foregoing, no such assignment or assumption shall relieve the mpany of any obligations hereunder. (f) The parties hereto shall cooperate with each other and take all ons, including obtaining, any governmental or stockholder approval, that any of them determine in good faith to be required to carry out the terms of this Agreement.

determine are required to be withheld pursuant to any applicable law or regulation (it being understood, that the Executive shall be responsible for payment of all taxes in respect of the payments and benefits provided herein). (h) In the event that the Executive shall perform services for the Bank or any other affiliate or subsidiary of BFC, any compensation or benefits provided to the Executive by such other employer shall be applied to offset the obligations of BFC hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to the Executive for all services to the Company and all of its affiliates and subsidiaries. BFC shall reimburse the Bank for compensation or benefits paid or provided by the Bank to the Executive to the extent attributable to the Executive's performance of services for BFC in accordance with the applicable reimbursement policies ofBFC and the Bank. (i) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflicts of law. (j) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. A facsimile of a signature shall be deemed to be and have the effect of an original signature. (k) The headings in this Agreement are for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof. [Signatures on next page]

as of the date first written above. Broadway Financial Corporation E s Name: Title: t-.JJ'f"YNG P d -. / c-o Broadway Federal Bank, fs.b. A y G Name: Title: .S:Jffl-,..) ,l>o;;.., / Ea Norman "Sandy" Bellefeuille Print or type name of Executive

ADDENDUM A
TO
EMPLOYMENT AGREEMENT
(Executive: Norman "Sandy" Bellefeuille)

1. Arbitration

Except as provided in Section 10(b) of this Agreement, in the event of any controversy, dispute or claim (including those based upon a statute, tort or public policy, and those against individuals or other entities), arising out of or relating to (1) this Agreement, (2) the employment relationship between the Executive and the Company, or (3) the termination of that relationship (hereafter "dispute"), the parties' exclusive remedy shall be to submit such dispute to the dispute resolution procedures described below. The parties intend for all disputes to be covered by the arbitration provision contained in this Addendum A to the fullest extent permitted by law, and the Executive agrees to pursue any such dispute in an individual capacity and not as a class representative or class member. Only the following claims are excluded from these dispute resolution procedures: (1) claims by Executive for workers' compensation, unemployment compensation or state disability benefits; (2) claims based on any pension or welfare plan the terms of which contain an arbitration or other dispute resolution procedures; (3) claims brought by Executive or Company to compel arbitration pursuant to this Addendum A or to enforce an arbitration award; (4) claims under the National Labor Relations Act; (5) any representative action under the Private Attorney General Act ("PAGA"); and (6) any other claims which are not permitted by applicable law to be subject to a binding pre-dispute arbitration agreement. If either party has claims against the other party that are deemed not to be arbitrable, those claims shall be stayed and the arbitrable claims shall be resolved before the stayed claims are addressed.

(a) Written notice of desire to arbitrate shall describe the factual basis of all claims asserted ("Claim"), and shall be served on the other party as set forth in Section 14(a) of this Agreement. If written notice of desire to arbitrate is not served within the applicable time period, the party who failed timely to serve notice will be deemed to have waived the right to further contest the Claim, and will be deemed to have accepted the other party's last stated position on the Claim.

(b) The arbitration shall be administered by JAMS, Inc. (formerly known as Judicial Arbitration and Mediation Services, Inc.) ("JAMS") pursuant to its Employment Arbitration Rules & Procedures, which can be found at http://www.jamsadr.com/rules-employment-arbitration and which will be provided to the Executive upon request, and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness, which will also be provided to the Executive upon request. Judgment on any Award (as defined below) may be entered in any court having competent jurisdiction. The arbitration shall take place in Los Angeles, California. Notwithstanding anything herein to the contrary, the parties may agree to use an independent arbitrator that they mutually select and agree upon.

Addendum A-1

ADDEND (c) Any party may be represented by an attorney or other represe d by the party. (d) Each party shall have the right to take the deposition o ual and any expert witness designated by another party without the arbitrator' al. Each party also shall have the right to make requests for production of docu party. Additional discovery may be had as ordered by the arbitrator. (e) At least fourteen (14) days before the arbitration, the parties ge lists of witnesses, including any expert, and copies of all exhibits intended the arbitration. (f) The arbitrator shall have jurisdiction to hear and rule on pre-h s and is authorized to hold pre-hearing conferences by telephone or in person, or deems necessary. The arbitrator shall have the authority to resolve all i to discovery, and to entertain motions to dismiss, motions for summary judg udication, and any other pre-trial motions submitted by any party, and shall dards governing such motions under the California Rules of Civil Procedure. (g) Either party, at its expense, may arrange for and pay the cos porter to provide a stenographic record of proceedings. If both parties des cess to the stenographic record of proceedings then they shall split all such (h) The arbitrator will have no authority to: (i) adopt new Com or procedures, (ii) modify this Agreement or existing Company pol res, wages or benefits, or (iii) in the absence of a written waiver pursua ph (j) below, hear or decide any matter that was not processed in accordance reement. The arbitrator shall have exclusive authority to resolve any C g, but not limited to, a dispute relating to the interpretation, applica ability or formation of this Agreement, or any contention that all or any part o ent is void or voidable. The arbitrator will have the authority to award any fo of remedy or damages that would be available in a court of competent jurisdi (i) Either party, in the party's sole discretion, may, in writing, wai r in part, the other's failure to follow any time limit or other requirement set fo eement, except that neither party can waive any statute oflimitation for filin The arbitration will be conducted in private, and will not be (j) or indirectly, to the public or the media. The arbitration and all inform or indirectly relating thereto (including, but not limited to, the testimony, evid ) shall be deemed Confidential Information and shall be subject to the restric in Section 9(a) of this Agreement. (k) The arbitrator, subject to the right to either party to utiliz

ADDEND l set forth the facts and reasons that support the Award. The Award shall be fin ing on the Company and the Executive. The parties agree, however, that a co petent jurisdiction has the right to set aside the decision of the arbitrator, trator, in rendering his or her award, committed an error oflaw that affected the r amages awarded. The Company will pay all administration fees associated wi (I) tration over and above those that the Executive would have to pay in a court proc the cost of arbitrator, it being the parties' intention that the Executive not be s that the Executive would not be required to bear in a court proceeding, to the the Executive would be required to pay for filing fees and transcript fees in a eeding Executive will remain responsible for such fees. Notwithstandin isions to the contrary found in such procedures, in the event of final and bi ration pursuant to this paragraph, except for the arbitrator's fees which the Com be responsible for paying, each party will be responsible for paying its own cos neys' fees in connection with the arbitration. The arbitrator shall not be authori d the prevailing party costs and attorneys' fees, except as expressly provid te. (m) The Company and the Executive understand that developme law and legislation may affect the enforceability of arbitration provisions such a he parties' intention and desire that this Addendum A is compliant with current l ime either party seeks its enforcement. Accordingly, if any one or more o isions of this Addendum A is deemed to be unenforceable, the remaining provi continue in full force and effect in accordance with Section 14(d) of this Agree (n) Each of the parties acknowledges that he or it has carefully rea rstands this Addendum A and agrees to be bound by and comply with all of its t of the parties acknowledges such party's voluntary agreement to arbitrate claim rstands and acknowledges that by signing this Agreement, such party is giving u to a jury trial and to a trial in a court of law.